UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On November 28, 2005, Avon Asia Holdings Company (“Avon Holdings”), a wholly-owned subsidiary of Avon Products, Inc. (the “Company”), entered into definitive Equity Transfer Agreements (the “Equity Transfer Agreements”) with Michael Kai-Hung Leung and David K.P. Li (“Sellers”). The Equity Transfer Agreements provide that, upon the terms and subject to the conditions set forth therein, Avon Holdings will, for approximately $39,000,000 in cash, purchase from Sellers the remaining 6.155% of the equity interests of the two companies which operate the Company’s business in China (the “Transaction”). Sellers have been minority shareholders of the two companies since their establishment. The parties anticipate consummating the Transaction during the first quarter of 2006, subject to the approval and registration of the Transaction by appropriate government authorities in China.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: November 28, 2005

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